Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom It May Concern:

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333-287226, 333-289429, 333-286198, 333-286202, 333-251990, 333-264714, 333-276880, 333-293286, and 333-294414) and Registration Statements on Form S-8 (File Nos. 333-258543 and 333-291732) of Fusion Fuel Green PLC of our report dated May 27, 2026, relating to the financial statements of Royal Uranium Inc. as of and for the year ended December 31, 2025, as of December 31, 2024, and for the period from January 14, 2024 (date of incorporation) to December 31, 2024, which includes an explanatory paragraph regarding substantial doubt about its ability to continue as a going concern, which report is included in the Form 6-K/A of Fusion Fuel Green PLC which is incorporated by reference in the prospectus supplement to be dated as of the date hereof, and to the reference to our firm under the heading “Experts” in such prospectus supplement.

/s/ De Visser Gray LLP

Vancouver, Canada

July 29, 2026